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                          Charter Communications, Inc.

                                     Shares
                                  Common Stock
                                ($.001 par value)

                             Underwriting Agreement

                                                              New York, New York
                                                                          , 2004

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

            Charter Communications, Inc., a corporation organized under the laws of Delaware (the "Company"), proposes to issue to the Underwriters listed on
Schedule I hereto (the "Underwriters") shares of Common Stock, $.001 par value ("Common Stock") of the Company (said shares to be issued by the Company being hereinafter called the "Underwritten Securities"). The Underwritten Securities are being issued pursuant to a Share Lending Agreement, dated November 22, 2004, between the Company and Citigroup Global Markets Inc. and certain other parties (the "Share Lending Agreement"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 17 hereof.

            1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this
Section 1.(1)

      (a) The Company has prepared and filed with the Commission a registration statement (file number ) on [Form S-1], including a related preliminary prospectus, for registration under the Act of the offering and sale of the Underwritten Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: either (1) prior to the Effective Date of such registration statement, a further amendment to such registration

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      (1) The representations and warranties are subject to subsequent events occuring after November 22, 2004, which may be disclosed in the Prospectus and Registration Statement and the representations and warranties contained herein amended accordingly; provided that the Underwriters must be reasonably satisfied with the accuracay and completeness of such disclosure.

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statement (including the form of final prospectus) or (2) after the Effective
Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein;

      (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Underwriters specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

      (c) None of the Company or any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Prospectus, there has not been any material change in the capital stock or limited liability company interests or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, members' or stockholders' equity or results of operations of the Company's subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

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      (d) The Company and each of its subsidiaries has good and marketable title to all real property and good and valid title to all personal property owned by it reflected as owned in the financial statements included in the Prospectus, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

      (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has power and authority to own its properties and conduct its business as described in the Prospectus and to execute, deliver and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; and is not subject to liability or disability by reason of the failure to be so qualified in any such jurisdiction, except such as would not, individually or in the aggregate, have a material adverse effect on the current or future financial position, stockholders' equity or results of operations of the Company and the Company's subsidiaries, taken as a whole (a "Material Adverse Effect"); each of the Company's subsidiaries has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, in each case except such as would, individually or in the aggregate, not result in a Material Adverse Effect;

      (f) All the outstanding capital stock, limited liability company interests or partnership interests, as the case may be, of the Company and each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (each a "Significant Subsidiary") have been duly and validly authorized and issued, are fully paid and nonassessable and (except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

      (g) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms to the description thereof contained [or incorporated by reference] in the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the shares of Underwritten Securities have been duly authorized and, when issued upon payment of the Loan Fee (as defined in the Share Lending Agreement) in accordance with the terms of the Share Lending Agreement, will be validly issued, fully paid and nonassessable; the Board of Directors of the Company has duly and validly adopted resolutions reserving such shares of Underwritten Securities for issuance upon payment of the Loan Fee in accordance with the terms of the Share Lending Agreement; the holders of outstanding shares of capital stock of the Company are not entitled to

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preemptive or other rights to subscribe for the Underwritten Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

      (h) This Agreement has been duly authorized and executed by the Company;

      (i) The Share Lending Agreement has been duly authorized by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general equitable principles, whether arising in equity or at law);

      (j) None of the transactions contemplated by this Agreement will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

      (k) Prior to the date hereof, none of the Company or any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Underwritten Securities;

      (l) The issue and sale of the Underwritten Securities and the compliance by the Company with all provisions of this Agreement and the Share Lending Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease, license, franchise agreement, permit or other agreement or instrument to which the Company or any of the Company's subsidiaries is a party or by which the Company or any of the Company's subsidiaries is bound or to which any of the property or assets of the Company or any of the Company's subsidiaries is subject, nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Company's subsidiaries or any of their properties, including, without limitation, the Communications Act of 1934, as amended, the Cable Communications Policy Act of 1984, as amended, the Cable Television Consumer Protection and Competition Act of 1992, as amended, and the Telecommunications Act of 1996 (collectively, the "Cable Acts"), any order, rule or regulation of the Federal Communications Commission (the "FCC"), or the Order Instituting Cease and Desist Proceedings, Making Findings, and Imposing a Cease and Desist Order Pursuant to
Section 21C of the Securities and Exchange Act of 1934, dated July 27, 2004, issued In the Matter of Charter Communications, Inc., except where such conflicts, breaches, violations or defaults would not, individually or in the aggregate, have a Material Adverse Effect and would

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not have the effect of preventing the Company from performing any of its respective obligations under the Share Lending Agreement and this Agreement; nor will such action result in any violation of the certificate of incorporation or bylaws of the Company; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required, including, without limitation, under the Cable Acts or any order, rule or regulation of the FCC, for the issue and sale of the Underwritten Securities or the consummation by the Company of the transactions contemplated by the Share Lending Agreement and this Agreement, except registration of the Underwritten Securities under the Act and such consents, approvals, authorizations, registrations or qualifications as have been made or except as may be required under the state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Underwritten Securities or such as may be required by the National Association of Securities Dealers, Inc. (the "NASD");

      (m) None of the Company or any of the Company's subsidiaries is (i) in violation of its certificate of incorporation, bylaws, certificate of formation, limited liability company agreement, partnership agreement or other organizational document, as the case may be(2), (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease, license, permit or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (iii) in violation of the terms of any franchise agreement, or any law, statute, rule or regulation or any judgment, decree or order, in any such case, of any court or governmental or regulatory agency or other body having jurisdiction over the Company, the Parent Companies or any of the Company's subsidiaries or any of their properties or assets, including, without limitation, the Cable Acts or any order, rule or regulation of the FCC, except, in the case of clauses (ii) and (iii), such as would not, individually or in the aggregate, have a Material Adverse Effect;

      (n) The statements set forth in the Prospectus under the caption ["Risk Factors," "Description of the Share Lending Agreement," "Regulation and Legislation," "Description of Capital Stock," "Management," "Principal Stockholders," "Certain Relationships and Related Party Transactions," "Description of Certain Indebtedness," "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "United States Federal Income Considerations;"] insofar as they purport to describe the provisions of the laws, documents and arrangements referred to therein and to the extent not superceded by subsequent disclosure, are accurate in all material respects;

      (o) Other than as set forth in the Prospectus, there are no legal or governmental proceedings (including, without limitation, by the FCC or any franchising authority) pending to which the Company or any of the Company's subsidiaries is a

----------
      (2) Clause (i) is not subject to the provisions of Footnote 1. . This Footnote 2 shall not be deemed, by implication or otherwise, to be approval by the Underwriters of such disclosure being added to any other provision of this
Section 1. .

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party or of which any property of the Company or any of the Company's subsidiaries is the subject which, if determined adversely with respect to the Company or any of the Company's subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and, to the best knowledge of the Company and, except as disclosed in the Prospectus, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

      (p) The Company and the Company's subsidiaries carry insurance (including, without limitation, self-insurance) in such amounts and covering such risks as in the reasonable determination of the Company is adequate for the conduct of its business and the value of its properties;

      (q) Except as set forth in the Prospectus, there is no strike, labor dispute, slowdown or work stoppage with the employees of any of the Company or its subsidiaries which is pending or, to the best knowledge of the Company, threatened which would, individually or in the aggregate, have a Material Adverse Effect;

      (r) The Company is not and after giving effect to the offering and sale of the Underwritten Securities will not be, an "investment company" or any entity "controlled" by an "investment company" as such terms are defined in the U.S. Investment Company Act of 1940, as amended (the "Investment Company Act");

      (s) The consolidated financial statements (including the notes thereto) included in the Prospectus present fairly in all material respects the respective consolidated financial positions, results of operations and cash flows of the entities to which they relate at the dates and for the periods to which they relate and have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis (except as otherwise noted therein). The selected historical financial data in the Prospectus present fairly in all material respects the information shown therein and, except with respect to the selected historical financial data for the calendar year ended December 31, 1999 (which has not been restated), have been prepared and compiled on a basis consistent with the audited financial statements included therein;

      (t) The pro forma financial information included in the Prospectus (i) complies as to form in all material respects with the applicable requirements of Regulation S-X for Form S-1 promulgated under the Exchange Act, and (ii) has been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial information included in the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein;

      (u) KPMG LLP, who has certified the financial statements included in the Prospectus, is a firm of independent public accountants as required by the Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, based upon representations by such firm to us;

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      (v) The Company and the Company's subsidiaries own or possess, or can acquire on reasonable terms, adequate licenses, trademarks, service marks, trade names and copyrights (collectively, "Intellectual Property") necessary to conduct the business now or proposed to be operated by each of them as described in the Prospectus, except where the failure to own, possess or have the ability to acquire any Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company and the Company's subsidiaries has received any notice of infringement of or conflict with (and none actually knows of any such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property which, if any such assertion of infringement or conflict were sustained would, individually or in the aggregate, have a Material Adverse Effect;

      (w) Except as described in the Prospectus, the Company and the Company's subsidiaries have obtained all consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations of and from, and have made all declarations and filings with, all governmental and regulatory authorities (including, without limitation, the FCC), all self-regulatory organizations and all courts and other tribunals legally necessary to own, lease, license and use their respective properties and assets and to conduct their respective businesses in the manner described in the Prospectus, except to the extent that the failure to so obtain or file would not, individually or in the aggregate, have a Material Adverse Effect;

      (x) The Company and the Company's subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns required to be filed as of the date hereof, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes shown as due thereon; and there is no tax deficiency that has been asserted against the Company or any of its subsidiaries (other than those which the amount or validity thereof are currently being challenged in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant entity) that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect;

      (y) The Company and the Company's subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

      (z) Except as described in the Prospectus: (i) each of the franchises held by, or necessary for any operations of, the Company and its subsidiaries that are material to the Company and its subsidiaries, taken as a whole, is in full force and effect, with no material restrictions or qualifications; (ii) to the best knowledge of the Company, no

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event has occurred which permits, or with notice or lapse of time or both .would permit, the revocation or non-renewal of any such franchises, assuming the filing of timely renewal applications and the timely payment of all applicable filing and regulatory fees to the applicable franchising authority, or which would be reasonably likely to result, individually or in the aggregate, in any other material impairment of the rights of the Company and the Company's subsidiaries in such franchises; and (iii) the Company has no reason to believe that any franchise that is material to the operation of the Company and its subsidiaries will not be renewed;

      (aa) Each of the programming agreements entered into by, or necessary for any operations of, the Company or its subsidiaries that are material to the Company and its subsidiaries, taken as a whole, is in full force and effect (or in any cases where the Company or its subsidiaries and any suppliers of content are operating in the absence of an agreement, such content providers and the Company and its subsidiaries provide and receive service in accordance with terms that have been agreed to or consistently acknowledged or accepted by both parties, including, without limitation, situations in which providers or suppliers of content accept regular payment for the provision of such content); and to the best knowledge of the Company, no event has occurred (or with notice of lapse of time or both would occur) which would be reasonably likely to result in the early termination or non-renewal of any such programming agreements and which would, individually or in the aggregate, result in a Material Adverse Effect; no amendments or other changes to such programming agreements, other than amendments relating to intra-company transfers, extensions of termination dates or pricing adjustments, together with other changes that are not in the aggregate material, have been made to the copies of the programming agreements provided for the review of the Purchasers or their Underwriters;

      (bb) The Company and the Company's subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of `them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to. comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect;

      (cc) Immediately after the consummation of this offering (including after giving effect to the execution, delivery and performance of this Agreement), (i) the fair market value of the assets of each of Charter Communications Holdings, LLC, CCH I, LLC, CCH II, LLC, CCO Holdings, LLC, Charter Communications Operating, LLC and the Company, each on a consolidated basis with its subsidiaries, exceeds and will exceed its liabilities, on a consolidated basis with its subsidiaries; (ii) the present fair saleable value of the assets of each of Holdings, CCH I, LLC, CCH II, LLC, CCOH and the Company, each on a consolidated basis with its subsidiaries, exceeds and will exceed its liabilities, on a consolidated basis with its subsidiaries; (iii) each of Charter

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Communications Holdings, LLC, CCH I, LLC, CCH II, LLC, CCO Holdings, LLC,
Charter Communications Operating, LLC and the Company, each on a consolidated basis with its subsidiaries, is and will be able to pay its debts, on a consolidated basis with its subsidiaries, as such debts respectively mature or otherwise become absolute or due; and (iv) each of Charter Communications Holdings, LLC, CCH I, LLC, CCH II, LLC, CCO Holdings, LLC, Charter Communications Operating, LLC and the Company, on a consolidated basis with its subsidiaries, does not have and will not have unreasonably small capital with which to conduct its respective operations;

      (dd) The Company maintains a system of disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to each of them by others within those entities, particularly during the period in which the periodic reports are being prepared;

      (ee) The Registration Statement complied when it became effective, complies and, at the time of purchase and any additional time of purchase, will comply, and the Prospectus conformed as of its date, conforms and, at the time of purchase and any additional time of purchase, will conform in all material respects with the requirements of the Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed;

      (ff) There is, and has been, no material failure on the part of the Company or the Company's subsidiaries, or any of their directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications; and

      (gg) The statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

            Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

            2. Issuance and Loan of Underwritten Securities. (a) Subject to the terms and conditions of, and in reliance upon the representations and warranties in, this Agreement and the Share Lending Agreement, the Company agrees to issue to each Underwriter, and each Underwriter agrees, severally and not jointly, to acquire from the Company (subject to the Underwriter's obligation to repay such borrowings as provided in the Share Lending Agreement), in exchange for the payment of a fee of $0.001 per share (the "Loan Fee"), the number of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

            3. Delivery and Payment. Delivery of the Underwritten Securities and payment of the Loan Fee in respect thereof shall be made at 10:00 AM, New York City

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time, on , 20 , or at such time on such later date not more than three Business
Days after the foregoing date as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Underwritten Securities being herein called the "Closing Date"). Delivery of the Underwritten Securities shall be made to the Underwriters for the respective accounts of the several Underwriters against payment by the Underwriters of the Loan Fee in respect thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities shall be made through the facilities of The Depository Trust Company unless the Underwriters shall otherwise instruct.

            4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Underwritten Securities for sale to the public as set forth in the Prospectus.

            5. Agreements. The Company agrees with the several Underwriters that:

            (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Underwritten Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriters with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Underwritten Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Underwritten Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.

      The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

            (b) If, at any time when a prospectus relating to the Underwritten Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Underwriters of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this
      Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

            (c) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

            (d) The Company will furnish to the Underwriters and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Underwriters may reasonably request.

            (e) The Company will arrange, if necessary, for the qualification of the Underwritten Securities for sale under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the distribution of the Underwritten Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or service of process in suits, other than those arising out of the offering or sale of the Underwritten Securities, in any jurisdiction where it is not now so subject.

            (f) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and to use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

            (g) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Underwritten Securities.

            (h) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Underwritten Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Underwritten Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Underwritten Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Underwritten Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Underwritten Securities on the Nasdaq National Market; (vi) any registration or qualification of the Underwritten Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Underwritten Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

            6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to borrow the Underwritten Securities and pay the Loan Fee as provided herein shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

            (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the

      Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

            (b) The Company shall have requested and caused    , counsel for the
      Company, to have furnished to the Underwriters their opinion, dated the Closing Date and addressed to the Underwriters, covering such matters as are typically provided in opinions delivered in connection with underwritten equity offerings, in form and substance reasonably satisfactory to you.

            (c) , special regulatory counsel to the Company, shall have furnished to you their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to you, to the effect that:

            (i) The issue and sale of the Underwritten Securities and the compliance by the Company with the Share Lending Agreement and the consummation of the transactions herein and therein contemplated do not and will not contravene the Cable Acts or any order, rule or regulation of the FCC to which the Company or any of their Parent Companies or subsidiaries or any of their property is subject; however, to the extent that any document purports to grant a security interest in licenses issued by the FCC, the FCC has taken the position that security interests in FCC licenses are not valid. To the extent that any party seeks to exercise control of an FCC license in the event of a default or for any other reason, it may be necessary to obtain prior FCC consent;

            (ii) To the best of such counsel's knowledge, no consent, approval, authorization or order of, or registration, qualification or filing with the FCC is required under the Cable Acts or any order, rule or regulation of the FCC in connection with the issue and sale of the Underwritten Securities and the compliance by the Company with all the provisions of this Agreement and the Share Lending Agreement and the consummation of the transactions herein and therein contemplated; however, to the extent that any document purports to grant a security interest in licenses issued by the FCC, the FCC has taken the position that security interests in FCC licenses are not valid; to the extent that any party seeks to exercise control of an FCC license in the event of a default or for any other reason, it may be necessary to obtain prior FCC consent;

            (iii) The statements set forth in the Prospectus under the caption ["Regulation and Legislation" and under the caption "Risk Factors" under the subheading "Risks relating to regulatory and legislative matters,"] insofar as they constitute summaries of laws referred to therein, concerning the Cable Acts and the published rules, regulations and policies promulgated by the FCC thereunder, fairly summarize the matters described therein;

            (iv) To such counsel's knowledge based solely upon its review of publicly available records of the FCC and operational information provided by the Company's and the Company's subsidiaries' management, the Company and its subsidiaries hold all FCC licenses for cable antenna relay services necessary to conduct the business of the Company and its subsidiaries as currently conducted, except to the extent the failure to hold such FCC licenses would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and

            (v) Except as disclosed in the Prospectus and except with respect to rate regulation matters, and general rulemakings and similar matters relating generally to the cable television, industry, to such counsel's knowledge, based solely upon its review of the publicly available records of the FCC and upon inquiry of the Company's and its subsidiaries' management, during the time the cable systems of the Company and its subsidiaries have been owned by the Company and its subsidiaries (A) there has been no adverse FCC judgment, order or decree issued by the FCC relating to the ongoing operations of any of the Company or one of its subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect; and (B) there are no actions, suits, proceedings, inquiries or investigations by or before the FCC pending or threatened in writing against or specifically affecting the Company or any of its Parent Companies or subsidiaries or any cable system of the Company or any of its subsidiaries which could, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect;

      (d) , General Counsel of the Company, shall have furnished to you his written opinion, dated as of the Closing Date, in form and substance satisfactory to you, to the effect that:

            (i) Each subsidiary of the Company listed on a schedule attached to such counsel's opinion (the "Charter Subsidiaries") has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, limited liability company or partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation; and all the issued shares of capital stock, limited liability company interests or partnership interests, as the case may be, of each Charter Subsidiary are set forth on the books and records of the Company and, except for those Charter Subsidiaries that are general partners, assuming receipt of requisite consideration therefor, are fully paid and nonassessable (in the case of corporate entities) and not subject to additional capital contributions (in the case of limited liability company entities and limited partnerships); and, except as otherwise set forth in the Prospectus, and except for liens not prohibited under the credit agreements listed on such schedule, all outstanding shares of capital stock of each of the Charter Subsidiaries are owned by the Company, either directly or indirectly or through wholly-owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance;

            (ii) Each of the Company and the Charter Subsidiaries has been duly qualified as a foreign corporation, partnership or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each jurisdiction set forth in a schedule to such counsel's opinion;

            (iii) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company, or any of the Company's subsidiaries is party or of which any property of the Company or any of the Company's subsidiaries is the subject, of a character required to be disclosed in the Registration Statement, which is not so disclosed, except for such proceedings which are not likely to have, individually or in the aggregate, a Material Adverse Effect; and, to the best of such counsel's knowledge and other than as set forth in the Prospectus, no such proceedings are overtly threatened by governmental authorities or by others; and

            (iv) The issue and sale of the Underwritten Securities and the compliance by the Company with all the provisions of the Share Lending Agreement and the consummation of the transactions therein contemplated will not result in a violation of the provisions of the certificate of incorporation or by-laws, or certificate of formation or limited liability company agreement or partnership agreement, as the case may be, of any of the Charter Subsidiaries.

            (e) On the Execution Date and also on the Closing Date, KPMG LLP shall have furnished to you a "comfort" letter or letters of the type customarily provided in connection with underwritten equity offerings, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;

            (f) The Underwriters shall have received from      , counsel for the
Underwriters, such opinion or opinions as are customarily provided by underwriters' counsel in connection with the registration of equity securities in underwritten offerings on Form S-1, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Underwritten Securities, the Registration Statement and the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (g) The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

                  (i) the representations and warranties of the Company in this
            Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (ii) no stop order suspending the effectiveness of the
            Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                  (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

            (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or
      (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause
      (i) or (ii) above, is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Underwritten Securities as contemplated by the Registration Statement (exclusive of any amendment thereto)and the Prospectus (exclusive of any supplement thereto).

            (i) Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

            (j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

            (k) The Underwritten Securities shall have been listed and admitted and authorized for trading on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Underwriters.

            If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancelation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

            The documents required to be delivered by this Section 6 shall be
delivered at the office of    , counsel for the Underwriters, at    , on the
Closing Date.

            7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

            8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulations, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Underwritten Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Underwriters specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Underwriters specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth [in the last paragraph of the cover page regarding delivery of the Underwritten Securities and, under the heading "Underwriting" or "Plan of Distribution", (i) the list of Underwriters and their respective participation in the sale of the Underwritten Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids] in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

            (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

            (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Underwritten Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Underwritten Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

            9. Default by an Underwriter. If any one or more Underwriters shall fail to pay the Loan Fee for any of the Underwritten Securities agreed to be acquired by such Underwriter or Underwriters hereunder and such failure shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay the Loan Fee in respect of (in the respective proportions which the amount of Underwritten Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Underwritten Securities set forth opposite the names of all the remaining Underwriters) the Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to acquire shall exceed 10% of the aggregate amount of Underwritten Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to acquire all, but shall not be under any obligation to acquire any, of the Underwritten Securities, and if such nondefaulting Underwriters do not acquire all the Underwritten Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

            10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the Underwritten Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established the New York Stock Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Underwritten Securities as contemplated by the Prospectus (exclusive of any supplement thereto)

            11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Underwritten Securities. The provisions of Section 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

            12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:
General Counsel; or, if sent to the Company, will be mailed, delivered or
telefaxed to    and confirmed to it at    , attention of the Legal Department.

            13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

            14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

            15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

            16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

            17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

            "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

            "Commission" shall mean the Securities and Exchange Commission.

            "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

            "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

            "Prospectus" shall mean the prospectus relating to the Underwritten Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Underwritten Securities included in the Registration Statement at the Effective Date.

            "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

            "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

            "Rule 430A Information" shall mean information with respect to the Underwritten Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

            "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                                  Very truly yours,

                                                  Charter Communications, Inc.

                                                  By: __________________________
                                                      Name:
                                                      Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Citigroup Global Markets Inc.

By: Citigroup Global Markets Inc.

By: _______________________________
    Name:
    Title:

                                   SCHEDULE I

                                               Number of Underwritten Securities
Underwriters                                      to be Issued to Underwriter
------------                                   ---------------------------------
Citigroup Global Markets Inc. ......
                                                          ---------
         Total.......................                     =========